Exhibit 10

PAPA JOHN’S INTERNATIONAL, INC.
RESTATED NONQUALIFIED STOCK OPTION AGREEMENT

NIGEL TRAVIS STOCK OPTION AWARD

THIS RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (“Option Agreement”) is made and entered into effective as of January 31, 2005, by and between (i) PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (“Company”), and (ii) NIGEL TRAVIS, an individual (“Optionee”) employed by the Company.  This Option Agreement restates in its entirety the Nonqualified Stock Option Agreement between the Company and Optionee dated January 31, 2005, as previously amended and restated, and the stock option award granted thereunder (the “Award”) for the sole purpose of allocating the Award in part as a grant under the 1999 Plan and in part as an inducement grant outside the 1999 Plan, all as defined and provided more specifically below.

Recital:

A.            The Company has negotiated an Employment Agreement with Optionee dated January 31, 2005, which includes, among other things, the obligation of the Company, as an inducement for Optionee to execute and perform the Employment Agreement and to promote the interests of the Company, its subsidiaries and its stockholders, to grant an option to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”) at the time of the commencement of Optionee’s employment by the Company.  All share and per-share amounts referenced in this Agreement reflect a two-for-one split of the Company’s Common Stock effective January 13, 2006.

B.            The Award being granted to Optionee pursuant to this Option Agreement, consists in part of a grant made under the Company’s 1999 Team Member Stock Ownership Plan, as amended (the “1999 Plan”), and in part an inducement grant by the Company made outside the 1999 Plan but on terms and conditions substantially identical to those applicable to a stock option granted under the 1999 Plan; accordingly, all references to provisions of the “Plan” herein are deemed to refer to the 1999 Plan for purposes of definition and to incorporate certain terms and conditions of the 1999 Plan herein by reference, all of which shall govern the Award and each Option thereunder in their entirety.

C.            This restatement of the Option Agreement is made for the sole purpose of allocating the Award in part as a grant under the 1999 Plan and in part as an inducement grant outside the 1999 Plan, all as defined and provided more specifically below, and does not in any way amend any term or condition of the Award other than with respect to the allocation described herein.

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Option.  The Company hereby grants to Optionee, as a matter of separate inducement and agreement, and not in lieu of any salary or other compensation for Optionee’s services as an employee, consultant or advisor, the right and option to purchase (each an “Option” and collectively the “Options”) all or any part of 400,000 shares of Common Stock (“Option Shares”), on the terms and conditions herein set forth, subject to adjustment as provided in Section 7, each at a purchase price per share of $16.085 (“Option Price”), as follows:  Notwithstanding any provision to the contrary in this Agreement, or in any other agreement or instrument documenting or disclosing the grant of the Options, the Award consists of (a) a grant of an Option under and pursuant to the terms of the 1999 Plan with respect to 234,430 Option Shares, and (b) a grant of an inducement Option outside the 1999 Plan, in accordance with applicable rules and regulations, on the same terms and conditions applicable to that portion of the Option granted under the 1999 Plan as if originally made thereunder, with respect to 165,570 Option Shares.  The Option Price is considered by the Company and Optionee to be the fair market value of the Common Stock on the date hereof, which is the date as of which the Options were granted to Optionee (“Option Date”).

2.             Term of Options.  The Options shall continue for a term ending on January 31, 2010 (“Termination Date”), except as and to the extent such term may be reduced as provided in Sections 6 and 8.

3.             Time of Exercise of Options.  Subject to the other terms and conditions hereof, Optionee may exercise the Options on and after January 31, 2007, so long as the Options are exercised prior to the Termination Date.

4.             Conditions to Exercise Options.

(a)           Subject to the provisions of Section 3, each Option may be exercised by written notice to the Company stating the number of Option Shares with respect to which it is being exercised and accompanied by payment of the Option Price by cash or check payable to the order of the Company or, at the election of Optionee, all or any portion of the Option Price may be paid by delivery to the Company of shares of Common Stock owned by Optionee having a Fair Market Value (as that term is defined in Section 2.1(m) of the Plan) equal to the portion of the Option Price being paid by the delivery of the Common Stock.

(b)           As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issuance tax or other incidental expense to Optionee, deliver to Optionee at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by first class mail addressed to Optionee at Optionee’s address shown in the records of the Company, a certificate or certificates for such shares out of the theretofore unissued shares or reacquired shares of its Common Stock, as the Company may elect; provided, however, that such delivery may be postponed by the Company until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities or until there has been compliance with the provisions of such acts or rules or the requirements of the regulations.  If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, Optionee’s right to exercise the Option with respect to such undelivered shares may be terminated by the Company.

5.             Transferability of Options.  Except as hereinafter set forth in this Section 5, during Optionee’s lifetime, the Options shall be exercisable only by Optionee, and neither the Options, nor any right hereunder, shall be transferable except by will or the laws of descent and distribution.  The Options may not be subject to execution or other similar process.  Notwithstanding the foregoing, Optionee, upon written notice to the Company and in accordance with procedures established by the Company with respect thereto, may transfer all or any portion of the Options, without consideration, to (a) Optionee’s spouse or lineal descendants (“Family Members”), (b) a trust for the exclusive benefit of Family Members, (c) a charitable remainder trust of which Optionee and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (d) a partnership or limited liability company in which Optionee and/or Family Members are the sole partners or members, as applicable.  Subsequent transfers of the Options by the transferee are prohibited.  Upon any such transfer of an Option, Optionee shall remain liable for all federal, state and local taxes required by law to be withheld with respect to any exercise of the Option.  If Optionee does not remit to the Company an amount sufficient to pay all such taxes, the Company may withhold from the Options, upon exercise by the transferee, shares of Common Stock having a Fair Market Value, at the close of business on the date the Company receives notice of exercise, equal to all federal, state and local taxes required by law to be withheld with respect to the exercise of the Options.  In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Options or any of Optionee’s rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Options by notice to Optionee and it shall thereupon become null and void.

6.                                      Exercise of Options Upon Ceasing to be an Employee.

(a)           If Optionee’s status as an Employee (as that term is defined in Section 2.1(b) of the Plan), consultant or advisor terminates prior to the Termination Date for any reason other than death, Disability (as that term is defined in Section 2.1(i) of the Plan), Retirement (as that term is defined in Section 2.1(ac) of the Plan), or Cause (as that term is defined in Section 2.1(c) of the Plan), Optionee may at any time within a period of sixty (60) days after termination of such status exercise the Options to the extent the Options are exercisable by Optionee on the date Optionee’s status as an Employee, consultant or advisor terminates.

(b)           If Optionee’s status as an Employee, consultant or advisor is terminated for Cause, the Options shall terminate immediately.

(c)           If Optionee ceases to be an Employee, consultant or advisor of the Company due to death or Disability, Optionee’s personal representative or the person or persons to whom Optionee’s rights under the Options shall pass by will or by application of the laws of descent and distribution in the event of death, or Optionee, in the event of Disability, may, at any time within a period of one year after Optionee’s death or Disability, as the case may be, exercise the Options in full (the Options becoming fully vested upon such death or Disability).

(d)           If Optionee ceases to be an Employee due to Retirement, Optionee may, at any time within a period of one year after Optionee’s Retirement, exercise the Options to the extent the Options were exercisable by Optionee on the date of Optionee’s Retirement.

(e)           Notwithstanding anything contained in this Section 6, in no event may the Options be exercised after the Termination Date.

7.             Adjustment to Option Shares.  In the event of any change in the corporate structure of the Company affecting the Common Stock, the number of Option Shares shall be subject to adjustment as provided in Section 4.3 of the Plan.

8.             Merger, Consolidation, Etc.

(a)           In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation,

and the surviving or acquiring corporation issues shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, upon the exercise of the Options, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of the number of shares of Common Stock to which the Options are then exercisable, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of the number of shares of Common Stock equal to the number of shares of Common Stock as to which the Options shall then be exercisable.

(b)           In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company’s shareholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision hereof to the contrary, the Options may not be exercised after the effective date of the merger, consolidation or acquisition.

9.             Option Agreement Does Not Grant Employment Rights.  Neither the granting of the Options, nor the exercise thereof, shall be construed as granting to Optionee any right to continue as an employee of the Company.  The Company expressly reserves the right to terminate, whether by dismissal, discharge, retirement or otherwise, Optionee’s employment with it at any time, with or without cause, except as may otherwise be expressly provided in any written employment agreement between the Company and Optionee.

10.          Change in Control.  Notwithstanding the provisions of Section 3, upon a Change in Control (as that term is defined in Section 2.1(d) of the Plan), Optionee shall have the right to exercise the Options in full as to all Option Shares.

11.          Miscellaneous.

(a)           Neither Optionee, nor any person entitled to exercise Optionee’s rights in the event of Optionee’s death, shall have any of the rights of a stockholder with respect to the shares of Common Stock subject to the Options, except to the extent that certificate(s) for such shares shall have been issued upon the exercise of the Options as provided herein.

(b)           The Options shall terminate and become null and void and of no effect after the Termination Date.

(c)           This Option Agreement, and the Options herein granted Optionee, are and shall be in all respects subject to the same terms and conditions as provided in the Plan, a description of which Optionee acknowledges receiving prior to the execution hereof.

(d)           The captions and section headings used herein are for convenience only, shall not be deemed part of this Option Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

(e)           This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws rules.

IN WITNESS WHEREOF, the parties hereto have executed this restated Option Agreement effective as of the date first written above.

Company:

PAPA JOHN’S INTERNATIONAL, INC.

By	/s/ Richard J. Emmett
Richard J. Emmett
Senior Vice President and General Counsel

OPTIONEE:

/s/ Nigel Travis
Nigel Travis